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                                                                   EXHIBIT 10.16

                    AGREEMENT ASSIGNING AND TERMINATING LEASE
                        AGREEMENTS AND RELEASING PARTIES

          THIS AGREEMENT is made this 16th day of January 2003, by and among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord"), VERTICALNET, INC., a Pennsylvania corporation ("VerticalNet") and ATLAS COMMERCE, INC., a Delaware corporation ("Atlas").

                                   BACKGROUND:

     A. Landlord and VerticalNet entered into a Lease Agreement dated April 21, 1999 (the "700 Dresher Lease Agreement"), as amended by First Amendment to Lease Agreement dated May 15, 1999, Second Amendment to Lease Agreement dated March 2, 2000 and Third Amendment to Lease Agreement dated August 1, 2000 (the 700 Dresher Lease Agreement, as amended, collectively, the "700 Dresher Lease"), covering premises containing approximately 84,563 rentable square feet at 700 Dresher Road, Horsham, Pennsylvania, as more fully described in the 700 Dresher Lease (the "700 Dresher Premises").

     B. Landlord and Atlas (then known as Aatlas Commerce, Inc.) entered into a Lease Agreement dated January 12, 2000 (the "300 Chesterfield Lease"), covering premises containing approximately 27,260 rentable square feet at 300 Chesterfield Parkway, Malvern, Pennsylvania, as more fully described in the 300 Chesterfield Lease (the "300 Chesterfield Premises").

     C. Landlord and Atlas (then known as Aatlas Commerce, Inc.) entered into a Lease Agreement dated January 12, 2000 (the "400 Chesterfield Lease Agreement"), as amended by First Amendment to Lease Agreement dated April 13, 2000 (the 400 Chesterfield Lease Agreement, as amended, collectively, the "400 Chesterfield Lease"), covering premises containing approximately 4,772 rentable square feet at 400 Chesterfield Parkway, Malvern, Pennsylvania, as more fully described in the 400 Chesterfield Lease (the "400 Chesterfield Premises").

     D. VerticalNet acquired Atlas on December 30, 2001 and Atlas is now a subsidiary of VerticalNet.

     E. Atlas desires to assign all of its right, title and interest in the 300 Chesterfield Lease and the 400 Chesterfield Lease to VerticalNet and VerticalNet desires to accept such assignment and Landlord has agreed thereto.

     F. VerticalNet and Landlord have agreed to an early termination of the 700 Dresher Lease, the 300 Chesterfield Lease and the 400 Chesterfield Lease (collectively, the "Leases") prior to their respective Expiration Dates (as defined in the Leases) in accordance with the terms and conditions contained herein.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Leases, and intending to be legally bound hereby, agree as follows:

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     1.   Atlas hereby sells, assigns and transfers to VerticalNet all of its right, title and interest, as tenant, in and to the 300 Chesterfield Lease and the 400 Chesterfield Lease, including without limitation, all of its right, title and interest in and to the Security Deposits thereunder. VerticalNet hereby assumes all of the obligations of Atlas under the 300 Chesterfield Lease and the 400 Chesterfield Lease and agrees to be bound by all of the provisions thereof as if it were the original Tenant under the 300 Chesterfield Lease and the 400 Chesterfield Lease.

     2. Landlord hereby consents to the assignment of the 300 Chesterfield Lease and the 400 Chesterfield Lease by Atlas to VerticalNet, provided, however, that Atlas is not released from liability thereunder, subject to the terms of this Agreement.

     3. Within five (5) business days after the date this Agreement is fully executed, VerticalNet shall pay to Landlord, by wire transfer of immediately available funds, the sum of $1,575,970.93, constituting an agreed early termination fee under the 700 Dresher Lease.

     4. Within five (5) business days after the date this Agreement is fully executed, VerticalNet shall pay to Landlord, by wire transfer of immediately available funds, the sum of $699,628.44, constituting an agreed early termination fee under the 300 Chesterfield and 400 Chesterfield Leases in the amount of $763,820.45, less (a) the amount of the Security Deposit under the 300 Chesterfield Lease in the amount of $53,952.09, and (b) the amount of the Security Deposit under the 400 Chesterfield Lease in the amount of $10,239.92. Landlord shall retain for its own account the Security Deposits under the 300 Chesterfield and 400 Chesterfield Leases and VerticalNet agrees that it disclaims and has no further right, title or interest therein.

     5. Landlord and VerticalNet acknowledge and agree that Landlord presently holds, as escrow agent for VerticalNet, certain Certificates of Deposit (the "Certificates of Deposit") at Comerica Bank (the "Bank") listed on Exhibit "A" attached hereto, which constitute the Security Deposit and the Additional Security Deposit (as defined in the 700 Dresher Lease). Upon Landlord's receipt of the sums to be paid by VerticalNet pursuant to paragraphs 3 and 4 of this Agreement, Landlord agrees that it disclaims and has no further right, title or interest in and to the Certificates of Deposit and the proceeds thereof and that the Certificates of Deposit and the proceeds thereof shall be retained by VerticalNet for its own account. Within one (1) business day after Landlord's receipt of the sums to be paid by VerticalNet pursuant to paragraphs 3 and 4 of this Agreement, Landlord shall send to the Bank by facsimile and by nationally recognized overnight courier a letter in the form attached hereto as Exhibit "B" authorizing and directing the Bank to change the name of the account holder of the Certificates of Deposit from Landlord, as Agent (or Escrow Agent) for VerticalNet, to the sole account of VerticalNet.

     6. The 700 Dresher Lease shall terminate on January 31, 2003 (the "700 Dresher Termination Date"). On or before the 700 Dresher Termination Date, VerticalNet shall surrender the 700 Dresher Premises to Landlord leaving same in the condition it is required to be surrendered under the 700 Dresher Lease. Prior to the 700 Dresher Termination Date, Landlord and VerticalNet shall jointly inspect the 700 Dresher Premises and any deficiencies in such condition shall be repaired at VerticalNet's expense, such obligation to survive the 700 Dresher Termination Date.

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     7.   VerticalNet shall comply with all of the terms and conditions of the
700 Dresher Lease through the 700 Dresher Termination Date, except that VerticalNet shall have no obligation to pay Minimum Annual Rent or Annual Operating Expenses for the period from January 1, 2003 through the 700 Dresher Termination Date. After the 700 Dresher Termination Date, neither Landlord nor VerticalNet shall have any rights or obligations under the 700 Dresher Lease other than any obligations of Landlord and VerticalNet which by their express terms survive the expiration or earlier termination of the 700 Dresher Lease. There shall be no final reconciliation of Operating Expenses for calendar year 2002.

     8. As an additional inducement to Landlord to agree to terminate the 700 Dresher Lease and for the sum of $1.00 paid by Landlord to VerticalNet, VerticalNet hereby sells, assigns, transfers and conveys to Landlord the furniture presently located in the 700 Dresher Premises, including without limitation, all tables, desks, chairs, credenzas and furniture systems and cubicle, office, conference room and exercise equipment), specifically excluding telephone systems, copiers and computer hardware (including laptops, desktops, servers, data projectors, etc.) which shall be retained by VerticalNet. VerticalNet represents and warrants to Landlord that it is the sole owner of such furniture and equipment free and clear of any liens, encumbrances, mortgages, pledges, capital leases or other security interests.

     9. In the event VerticalNet does not surrender the 700 Dresher Premises to Landlord on or before the 700 Dresher Termination Date, VerticalNet shall pay Landlord for each month of such continued occupancy an amount equal to (a) 150% of the monthly installment of Minimum Annual Rent for December, 2002 under the 700 Dresher Lease, plus (b) 1/12 of Landlord's then current estimate of Annual Operating Expenses for the 700 Dresher Premises.

     10. The 300 Chesterfield Lease shall terminate on February 28, 2003 (the "300 Chesterfield Termination Date"). On or before the 300 Chesterfield Termination Date, VerticalNet shall surrender the 300 Chesterfield Premises to Landlord leaving same in the condition it is required to be surrendered under the 300 Chesterfield Lease. Prior to the 300 Chesterfield Termination Date, Landlord and VerticalNet shall jointly inspect the 300 Chesterfield Premises and any deficiencies in such condition shall be repaired at VerticalNet's expense, such obligation to survive the 300 Chesterfield Termination Date.

     11. VerticalNet shall comply with all of the terms and conditions of the 300 Chesterfield Lease through the 300 Chesterfield Termination Date, except that VerticalNet shall have no obligation to pay Minimum Annual Rent or Annual Operating Expenses for the period from January 1, 2003 through the 300 Chesterfield Termination Date. After the 300 Chesterfield Termination Date, neither Landlord nor VerticalNet shall have any further rights or obligations under the 300 Chesterfield Lease other than any obligations of Landlord and VerticalNet which by their express terms survive the expiration or earlier termination of the 300 Chesterfield Lease. There shall be no final reconciliation of Operating Expenses for calendar year 2002.

     12. As an additional inducement to Landlord to agree to terminate the 300 Chesterfield Lease and for the sum of $1.00 paid by Landlord to VerticalNet, VerticalNet hereby sells, assigns, transfers and conveys to Landlord the furniture presently located in the 300 Chesterfield Premises, including without limitation, all tables, desks, chairs, credenzas and furniture systems and cubicle, office, conference room and exercise equipment), specifically

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excluding telephone systems, copiers and computer hardware (including laptops, desktops, servers, data projectors, etc.) which shall be retained by VerticalNet. VerticalNet represents and warrants to Landlord that it is the sole owner of such furniture and equipment free and clear of any liens, encumbrances, mortgages, pledges, capital leases or other security interests. Notwithstanding the foregoing, VerticalNet may, at its option, retain sufficient furniture, including desks, cubicles and file cabinets to furnish the 400 Chesterfield Premises, such furniture to be retained to be subject to Landlord's approval, which approval shall not be unreasonably withheld.

     13. In the event VerticalNet does not surrender the 300 Chesterfield Premises to Landlord on or before the 300 Chesterfield Termination Date, VerticalNet shall pay Landlord for each month of such continued occupancy an amount equal to (a) 150% of the monthly installment of Minimum Annual Rent for December, 2002 under the 300 Chesterfield Lease, plus (b) 1/12 of Landlord's then current estimate of Annual Operating Expenses for the 300 Chesterfield Premises.

     14. The 400 Chesterfield Lease shall terminate on or before May 31, 2003 (the "400 Chesterfield Termination Date"). On or before the 400 Chesterfield Termination Date, VerticalNet shall surrender the 400 Chesterfield Premises to Landlord leaving same in the condition it is required to be surrendered under the 400 Chesterfield Lease. Prior to the 400 Chesterfield Termination Date, Landlord and VerticalNet shall jointly inspect the 400 Chesterfield Premises and any deficiencies in such condition shall be repaired at VerticalNet's expense, such obligation to survive the 400 Chesterfield Termination Date.

     15. VerticalNet shall comply with all of the terms and conditions of the 400 Chesterfield Lease through the 400 Chesterfield Termination Date, except that VerticalNet shall have no obligation to pay Minimum Annual Rent or Annual Operating Expenses for the period from January 1, 2003 through the 400 Chesterfield Termination Date. After the 400 Chesterfield Termination Date, neither Landlord nor VerticalNet shall have any further rights or obligations under the 400 Chesterfield Lease other than any obligations of Landlord and VerticalNet which by their express terms survive the expiration or earlier termination of the 400 Chesterfield Lease. There shall be no final reconciliation of Operating Expenses for calendar year 2002.

     16. In the event VerticalNet does not surrender the 400 Chesterfield Premises to Landlord on or before the 400 Chesterfield Termination Date, VerticalNet shall pay Landlord for each month of such continued occupancy an amount equal to (a) 150% of the monthly installment of Minimum Annual Rent for December, 2002 under the 400 Chesterfield Lease, plus (b) 1/12 of Landlord's then current estimate of Annual Operating Expenses for the 400 Chesterfield Premises.

     17. Notwithstanding the provisions of paragraph 14 above, provided VerticalNet is not then in default under the 400 Chesterfield Lease and this Agreement, by written notice given to Landlord on or before March 31, 2003, VerticalNet shall have the right to extend the 400 Chesterfield Termination Date from June 1, 2003 through August 31, 2003 and on a quarterly basis thereafter upon 60 days prior written notice, provided that in such event VerticalNet shall, commencing June 1, 2003, resume payment of Minimum Annual Rent at the rates provided for in the 400 Chesterfield Lease and Annual Operating Expenses at Landlord's then current

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estimate thereof for the 400 Chesterfield Premises and Landlord's obligation to return the Security Deposit (as defined in the 400 Chesterfield Lease) shall be extended until the date which is 30 days after the extended 400 Chesterfield Termination Date.

     18. VerticalNet and Atlas acknowledge and agree that the Leases are in full force and effect and they have no claims or offsets against Rent due or to become due thereunder, except as expressly set forth in this Agreement.

     19. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     20. Except as to the obligations to be performed under this Agreement, VerticalNet, Atlas and Liberty do each hereby release and forever discharge each other, and their subsidiaries, divisions, parents and affiliated corporations, their directors, officers, shareholders, agents, employees, representatives, consultants, attorneys, successors, heirs and assigns, of and from all claims, demands, obligations, liabilities, damages, costs, fees, expenses, actions, causes of action or suits at law or in equity of whatever kind or nature which have arisen, are now arising, or hereafter may arise out of or in connection with the Leases except for obligations and liabilities under the Leases which are stated in the Leases to survive the termination thereof.

     21. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but which, taken together, shall constitute one complete Agreement.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             LANDLORD:
                             LIBERTY PROPERTY LIMITED PARTNERSHIP

                             By:  Liberty Property Trust, Sole General Partner

                                  By: /s/ Ward J. Fitzgerald
                                      ------------------------------------------
                                      Name: Ward J. Fitzgerald
                                      Title: Senior Vice President, Regional
                                             Director


                             VERTICALNET, INC.


                             By: /s/ Nathanael V. Lentz
                                 -----------------------------------------------
                                 Name: Nathanael V. Lentz
                                 Title: CEO


                             ATLAS COMMERCE, INC.


                             By: /s/ Nathanael V. Lentz
                                 -----------------------------------------------
                                 Name: Nathanael V. Lentz
                                 Title: CEO

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                                   EXHIBIT "A"

                         LIST OF CERTIFICATES OF DEPOSIT

Account Number        Issue Date        Maturity Date        Original Amount
--------------        ----------        -------------        ---------------

017-0001020           7/20/00           5/31/03              $ 57,252.64
017-0001021           7/20/00           5/31/04              $ 57,252.64
017-0001022           7/20/00           5/31/05              $ 57,252.64
017-0001023           7/20/00           5/31/06              $ 57,252.64
015-0000008           6/18/99           8/01/03              $244,052.20
015-0000009           6/18/99           8/01/04              $244,052.20

          According to the Bank, as of January 9, 2003, the aggregate principal amount of the Certificates is $825,092.34 and there is capitalized interest on the Certificates in the aggregate amount of $12,259.99 and accrued interest on the Certificates in the aggregate amount of $6,310.71.

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                                   EXHIBIT "B"

                             FORM OF LETTER TO BANK

VIA FACSIMILE and OVERNIGHT MAIL

Comerica Bank
2701 Renaissance Boulevard
Suite 150
King of Prussia, PA 19406
Attn: Gwen Gale

          Re:  Liberty Property Limited Partnership - VerticalNet, Inc.

Dear Ms. Gale:

          We are the sole general partner of Liberty Property Limited Partnership, which, as Agent or Escrow Agent for VerticalNet, Inc., is the account holder of the following Certificates of Deposit originally issued by Progress Bank:

Account Number        Issue Date        Maturity Date        Original Amount
--------------        ----------        -------------        ---------------

017-0001020           7/20/00           5/31/03              $ 57,252.64
017-0001021           7/20/00           5/31/04              $ 57,252.64
017-0001022           7/20/00           5/31/05              $ 57,252.64
017-0001023           7/20/00           5/31/06              $ 57,252.64
015-0000008           6/18/99           8/01/03              $244,052.20
015-0000009           6/18/99           8/01/04              $244,052.20


          Please be advised that the Lease between Liberty Property Limited Partnership and VerticalNet has terminated and, accordingly, you are hereby instructed to do the following with respect to the Certificates of Deposit:

          1. Change the Account Holder from "Liberty Property Limited Partnership, Agent (or Escrow Agent) for VerticalNet, Inc." to "VerticalNet, Inc."

          2. Change the address of the Account Holder to 400 Chesterfield Parkway, Malvern, PA 19355.

          3. Keep the Tax Identification Number referred to in the Certificates the same.

          Liberty Property Limited Partnership disclaims any interest in the principal, capitalized interest and accrued interest of the above Certificates, all of which shall be for the sole benefit of VerticalNet, Inc.

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          Thank you for your cooperation. If you have any questions, please let me know.

                                    Very truly tours.



                                    George J. Alburger, Jr.
                                    Executive Vice President, Chief Financial
                                    Officer

cc:  Richard W. Kessler, Esquire
     James Hughes, Esquire

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